UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2008

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 12, 2008, NII Holdings, Inc. (the “Company”) announced plans to implement changes in the responsibilities of certain officers in the Company’s controllership and treasury functions, appointing Catherine E. Neel, who currently serves as the Company’s vice president, treasurer and assistant secretary, as the Company’s vice president and controller (chief accounting officer) and Daniel E. Freiman, who currently serves as the Company’s vice president and controller, as the Company’s vice president and treasurer. The appointments to the new positions will become effective on October 1, 2008.
     Ms. Neel, 47, has served as the Company’s vice president, treasurer and assistant secretary since November 2002. From 1999 to 2002, she was the Company’s assistant treasurer. Prior to 1999, Ms. Neel held various management positions with Bellsouth Corporation and was in public accounting with Arthur Andersen LLP.
     Mr. Freiman, 36, has been the Company’s vice president and controller since April 2005. He was the Company’s director of investor relations from June 2004 to April 2005, director of external financial reporting from November 2002 to June 2004, and senior manager of external financial reporting from September 2000 to November 2002. Prior to September 2000, he was a manager in the audit practice of PricewaterhouseCoopers LLP in Washington, D.C.
     In their new roles, both Ms. Neel and Mr. Freiman will continue to report directly to Gokul Hemmady, the Company’s vice president and chief financial officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: August 13, 2008	By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary